UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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ICAHN ENTERPRISES L.P.

(Name of Registrant as Specified In Its Charter)

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ICAHN ENTERPRISES L.P.

767 Fifth Avenue, Suite 4700

New York, NY 10153

Telephone: (212) 702-4300

To the holders of depositary units of Icahn Enterprises L.P.:

This information statement is being furnished by the general partner of Icahn Enterprises L.P., a Delaware limited partnership (“Icahn Enterprises,” “we,” or “our”), to the holders of record, at the close of business on March 3, 2017 (the “Record Date”), of the issued and outstanding depositary units representing limited partnership interests in Icahn Enterprises L.P. (the “depositary units”).

We are writing to advise you that on February 14, 2017, the board of directors of our general partner unanimously approved the adoption of the Icahn Enterprises L.P. 2017 Long Term Incentive Plan (the “Plan”), subject to unitholder approval. The effectiveness of the Plan is subject to approval by holders of a majority of depositary units. Effective as of March 3, 2017, Icahn Enterprises obtained Written Consents from holders representing a majority of the issued and outstanding depositary units (the “Written Consents”).

The Written Consents constitute the only limited partner approval required under the Delaware Revised Uniform Limited Partnership Act, the NASDAQ Listing Rules, and our Second Amended and Restated Agreement of Limited Partnership.

The Written Consents will not be effective until the date that is 20 calendar days after the initial mailing of this information statement.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is requested or required on your part. This information statement is being sent to you for information purposes only in accordance with Rule 14c-2 of the Securities Exchange Act of 1934, as amended.

This information statement is being mailed on or about March 6, 2017, to the holders of record of the outstanding depositary units on the Record Date.

Sincerely,

/s/ Keith Cozza
Keith Cozza
President, Chief Executive Officer and Director of Icahn Enterprises G.P. Inc., the general partner of Icahn Enterprises L.P.

ICAHN ENTERPRISES L.P.

767 Fifth Avenue, Suite 4700

New York, NY 10153

Telephone: (212) 702-4300

INFORMATION STATEMENT REGARDING ACTION TAKEN BY WRITTEN CONSENT OF MAJORITY OF UNITHOLDERS IN LIEU OF A SPECIAL MEETING

IMPORTANT NOTICE REGARDING

THE AVAILABILITY OF THE INFORMATION STATEMENT

GENERAL

This information statement is being furnished by the general partner of Icahn Enterprises L.P., a Delaware limited partnership (“Icahn Enterprises,” “we,” or “our”), to the holders of record, at the close of business on March 3, 2017 (the “Record Date”), of the issued and outstanding depositary units representing limited partnership interests in Icahn Enterprises L.P. (the “depositary units”).

We are writing to advise you that on February 14, 2017, the board of directors of our general partner unanimously approved the adoption of the Icahn Enterprises L.P. 2017 Long Term Incentive Plan (the “Plan”), subject to unitholder approval. A copy of the Plan is attached as Appendix A to this information statement. The effectiveness of the Plan is subject to approval by holders of a majority of depositary units. Effective as of March 3, 2017, Icahn Enterprises obtained Written Consents from holders representing a majority of the issued and outstanding depositary units (the “Written Consents”).

The Written Consents constitute the only limited partner approval required under the Delaware Revised Uniform Limited Partnership Act, the NASDAQ Listing Rules, and our Second Amended and Restated Agreement of Limited Partnership (the “LPA”).

The Written Consents will not be effective until the date that is 20 calendar days after the initial mailing of this information statement.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is requested or required on your part. This information statement is being sent to you for information purposes only in accordance with Rule 14c-2 of the Securities Exchange Act of 1934, as amended.

 This information statement is being mailed on or about March 6, 2017, to the holders of record of the outstanding depositary units on the Record Date.

The entire cost of furnishing this information statement will be borne by us. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding copies of this information statement to beneficial owners.

RECORD DATE AND VOTING SECURITIES

Only unitholders of record at the close of business on the Record Date are entitled to notice of the information disclosed in this information statement. As of the Record Date, there were 155,912,253 issued and outstanding depositary units held by 2,201 holders of record. Holders of our depositary units are entitled to one vote per depositary unit.

APPROVAL OF ICAHN ENTERPRISES L.P.

2017 LONG TERM INCENTIVE PLAN

Background

On February 14, 2017, the board of directors of our general partner unanimously approved and adopted the Plan, subject to unitholder approval. The effectiveness of the Plan is subject to approval by holders of a majority of depositary units, which approval was obtained by the Written Consents. The Plan will permit us to grant options, restricted units and other unit-based awards to our (and our affiliates’) employees, consultants, members and partners, as well as directors of Icahn Enterprises G.P. Inc. (“Icahn Enterprises GP”), our general partner, in respect of or relating to our depositary units. We may refer to the board of directors of our general partner as the “board of directors.”

Maintaining an effective equity compensation program is a key component of achieving our long-term goals. The board of directors of our general partner believes that the Plan will afford us the ability to design compensatory awards that are responsive to our needs, including our ability to continue to attract and retain key employees and directors, motivate such individuals to achieve long-range goals, and allow such individuals to participate in our long-term growth and financial success. The Plan will become effective on the date that is 20 calendar days after the date this Information Statement is first sent or given to our unitholders. We expect that this Information Statement will be first sent or given to our unitholders on or about March 6, 2017. Therefore, we expect that the Plan will become effective on or about March 26, 2017.

Summary of the Plan

The following summary of the material terms of the Plan is qualified in its entirety by reference to the complete text of the Plan as set forth in Appendix A to this Information Statement. Capitalized terms not otherwise defined in this summary have the meanings ascribed to them in the Plan. You should read the complete text of the Plan for more details regarding the operation of the Plan.

The Committee.   The board of directors of our general partner will administer the Plan. However, the board of directors of our general partner may delegate such authority, including to a committee or subcommittee of the board of directors. We refer to the board of directors of our general partner or the committee or subcommittee thereof to whom authority to administer the Plan has been delegated, as the case may be, as the "Committee." The Committee will determine who will receive awards under the Plan, as well as the form of the awards, the number of depositary units underlying the awards and the terms and conditions of the awards consistent with the terms of the Plan. The Committee will have full authority to interpret and administer the Plan in its sole and absolute discretion, which determinations will be final and binding on all parties concerned.

Eligibility.   All of our (and our affiliates’) employees, consultants, members and partners, as well as the three non-employee directors of our general partner, are eligible to be granted awards under the Plan. As of December 31, 2016, approximately 89,499 employees and 3,557 consultants were performing services for us and/or our affiliates. The total number of persons eligible to receive awards under the Plan is subject to change as the number of individuals in our business is adjusted to meet our operational requirements. Eligibility for the grant of awards and actual participation in the Plan will be determined by the Committee.

Depositary Units Subject to the Plan.   The total number of depositary units that are initially available for future grants under the Equity Incentive Plan is 1,000,000. The depositary units underlying any award granted under the Plan that expire, terminate or are cancelled (other than in consideration of a payment) without being settled in depositary units will again become available for awards under the Plan. Awards settled solely in cash do not use depositary units under the Plan.

Options.   The Committee may award non-qualified unit options under the Plan. Options granted under the Plan will become vested and exercisable at such times and upon such terms and conditions as may be determined by the Committee at the time of grant, but an option will not be exercisable for a period of more than ten years after it is granted. The option exercise price per depositary unit will be determined by the Committee, but will not be less than 100% of the fair market value per underlying depositary unit on the date of grant. The exercise price may be paid in cash or by check, bank draft or money order payable to the order of Icahn Enterprises or on such other terms and conditions as may be acceptable to the Committee (including, without limitation, the relinquishment of options or by payment in full or in part in the form of depositary units owned by the participant).

Restricted Units.   The Committee may award restricted units under the Plan. Recipients of restricted units enter into an agreement with us subjecting the restricted unit awards to transfer and other restrictions and providing the criteria or dates on which such awards vest and such restrictions lapse. The restrictions on restricted unit awards may lapse and the awards may vest over time, based on performance criteria or other factors, as determined by the Committee at grant. Except as otherwise determined by the Committee, a holder of a restricted unit award has all of the attendant rights of a unitholder. However, such holder does not have the right to tender any of the restricted units and any dividends or other distributions payable on the restricted units will not be paid unless and until the restricted units to which they relate vest and are no longer subject to restrictions.

Other Unit-Based Awards.   The Committee, in its sole discretion, may grant other unit-based awards to eligible participants that are valued in whole or in part by reference to, or are payable in or otherwise based on or related to, our depositary units, including, but not limited to, depositary units awarded purely as a bonus in lieu of cash and not subject to any restrictions or conditions; depositary units awarded in payment of the amounts due under an incentive or performance plan sponsored or maintained by us or an affiliate; unit appreciation rights; unit equivalent awards; and deferred restricted units valued by reference to book value of our depositary units. Any of these other unit-based awards may be in such form, and dependent on such conditions, as the Committee shall determine.

Adjustments Upon Certain Events.   In the event of any change in our capital structure, equity interests or business by reason of any unit split, reverse split, distribution of equity interests, combination or reclassification of depositary units, recapitalization, merger, consolidation, spin off, reorganization or partial or complete liquidation, issuance of rights to purchase depositary units or other equity interests convertible into depositary units, sale or transfer of all or part of our assets or business, or other transaction or event that would be considered an "equity restructuring" within the meaning of FASB ASC Topic 718, then (i) the aggregate number or kind of depositary units or other securities that thereafter may be issued under the Plan, (ii) the number or kind of depositary units or other property (including cash) subject to an award, or (iii) the purchase or exercise price of awards shall be adjusted by the Committee as the Committee determines, in good faith, to be necessary or advisable to prevent substantial dilution or enlargement of the rights of participants under the Plan.

Change in Control.   In the event of a change in control (as defined in the Plan), the Plan provides that the Committee may provide that (i) awards, whether or not then vested, may be continued, assumed, have new rights substituted therefor or be required to exercise any award that may be exercised contingent upon the consummation of such change in control, and awards may receive the same distribution as other depositary units on such terms as determined by the Committee, or the Committee may grant additional awards in lieu of any cash distribution; (ii) we (or one of our affiliates) will purchase awards for an amount of cash equal to the price per unit paid in the transaction (as may be adjusted by the Committee as appropriate), less the exercise price per unit of such award, if any, or (iii) appreciation awards may be cancelled without payment therefor, if the price per unit paid in the transaction (as adjusted) is less than the exercise price per unit of such awards. The Committee also may provide for accelerated vesting or lapse of restrictions, of an award at any time.

 Transferability.   Unless otherwise determined by the Committee, no award granted under the plan will be transferable or assignable by a participant in the Plan, other than by will or by the laws of descent and distribution.

Amendment, Termination and Term.   The Committee may amend or terminate the Plan and any award at any time, but no amendment or termination shall be made without the consent of a participant, if such action would substantially impair any of the rights of the participants without their consent under any award theretofore granted to such participants under the Plan; provided, however, that the Committee may amend the Plan or any outstanding awards in such manner as it deems necessary to permit the Plan or outstanding awards to satisfy applicable requirements of the applicable laws. The Plan will have a term of ten years.

United States Federal Income Tax Consequences of Awards

The U.S. federal income tax consequences to Icahn Enterprises and recipients of awards under the Plan are complex and subject to change. The following discussion is only a summary of the general rules applicable to the Plan. Recipients of awards under the Plan should consult their own tax advisors since a taxpayer’s particular situation may be such that some variation of the rules described below will apply.

Unit Options. No federal income tax is imposed on the optionee upon the grant of an option to purchase depositary units under the Plan. Generally, upon the exercise of such option, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise equal to the excess of the fair market value of the depositary units on the date of exercise over the option price paid for the depositary units. Correspondingly, Icahn Enterprises has a withholding tax obligation with respect to the option-related taxable income realized by the optionee. At the time of exercise, Icahn Enterprises is also entitled to a tax deduction, equal to the amount of income recognized by the optionee upon exercise of the unit option.

Restricted Units. The recipient of a restricted unit award will not recognize income at the time of the award, assuming the restrictions applicable to such award constitute a substantial risk of forfeiture for federal income tax purposes and the recipient does not make an election to include the value of the depositary units in income currently under Section 83(b) of the Internal Revenue Code (an “83(b) election”). When such forfeiture restrictions lapse, the recipient will recognize ordinary income equal to the fair market value of the depositary units on the date the forfeiture restrictions lapse. If the recipient of a restricted unit award makes an 83(b) election, the recipient will recognize ordinary income equal to the fair market value of the depositary units on the date the award is granted. In the event the recipient is an employee, Icahn Enterprises may have an obligation to withhold taxes. At the time a recipient recognizes income in connection with these awards, Icahn Enterprises is entitled to claim a tax deduction equal to a like amount.

Plan Benefits Table

No depositary units have been issued through the date of this information statement under the Plan. The number of such depositary units to be issued under the Plan to the individuals or groups of individuals eligible to receive awards under the Plan, and the net values to be realized upon such issuances, are not determinable, except that Icahn Enterprises has allocated under the Plan, for grant to eligible non-executive officer employee(s) awards having an aggregate value of approximately $5.6 million.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of March 1, 2017, affiliates of Mr. Icahn, owned 140,524,155 of Icahn Enterprises' depositary units, or approximately 90.1% of Icahn Enterprises' outstanding depositary units. In accordance with the listing rules of NASDAQ, Icahn Enterprises' status as a limited partnership affords Icahn Enterprises an exemption from certain corporate governance requirements which includes an exemption from the requirement to have compensation and nominating committees consisting entirely of independent directors. Icahn Enterprises GP's board of directors presently consists of three independent directors and the audit committee consists entirely of independent directors.

The affirmative vote of unitholders holding more than 75% of the total number of all depositary units then outstanding, including depositary units held by Icahn Enterprises GP and its affiliates, is required to remove Icahn Enterprises GP. Thus, since Mr. Icahn, through affiliates, currently holds approximately 90.1% of Icahn Enterprises' outstanding depositary units, Icahn Enterprises GP will not be able to be removed pursuant to the terms of our partnership agreement without Mr. Icahn's consent. Moreover, under the partnership agreement, the affirmative vote of Icahn Enterprises GP and unitholders owning more than 50% of the total number of all outstanding depositary units then held by unitholders, including affiliates of Mr. Icahn, is required to approve, among other things, selling or otherwise disposing of all or substantially all of our assets in a single sale or in a related series of multiple sales, our dissolution or electing to continue Icahn Enterprises in certain instances, electing a successor general partner, making certain amendments to the partnership agreement or causing us, in our capacity as sole limited partner of Icahn Enterprises Holdings, to consent to certain proposals submitted for the approval of the limited partners of Icahn Enterprises Holdings. Accordingly, as affiliates of Mr. Icahn hold in excess of 50% of the depositary units outstanding, Mr. Icahn, through affiliates, will have effective control over such approval rights.

The following table provides information, as of March 1, 2017, as to the beneficial ownership of the depositary units for each director of Icahn Enterprises GP and all directors and executive officers of Icahn Enterprises GP, as a group. Except for Mr. Icahn, none of our named executive officers or directors beneficially owns more than 5% of Icahn Enterprises' depositary units.

Name of Beneficial Owner	Beneficial Ownership of Icahn Enterprises' Depositary Units		Percent of Class
Carl C. Icahn	140,524,155	(a) (b)	90.1%
Keith Cozza	2,000		*
SungHwan Cho	1,100		*
Jack G. Wasserman	862		*
James L. Nelson	1,292		*
Peter Reck	—		—%
William A. Leidesdorf	—		—%
All Directors and Executive Officers as a Group (seven persons)	140,529,409		90.1%

*	Less than 1% of total outstanding depositary units of Icahn Enterprises.

(a)	The foregoing is exclusive of a 1.99% ownership interest which Icahn Enterprises GP holds by virtue of its 1% general partner interest in each of us and Icahn Enterprises Holdings.
(b)	The following footnotes describe Mr. Icahn's beneficial ownership of Icahn Enterprises' depositary units:

(1)	CCI Onshore LLC ("CCI Onshore") beneficially owns 31,704,855 Depositary Units. High Coast Limited Partnership ("High Coast") is the sole member of CCI Onshore. Little Meadow Corp. ("Little Meadow") is the general partner of High Coast. Carl C. Icahn beneficially owns 100% of Little Meadow. Pursuant to Rule 16a-1(a)(2) under the Exchange Act, each of Mr. Icahn, Little Meadow and High Coast (by virtue of their relationships to CCI Onshore) may be deemed to indirectly beneficially own the Depositary Units which CCI Onshore owns. Each of Mr. Icahn, Little Meadow and High Coast disclaims beneficial ownership of such Depositary Units except to the extent of their pecuniary interest therein.

(2)	Gascon Partners ("Gascon") beneficially owns 19,264,759 Depositary Units. Little Meadow is the managing general partner of Gascon. Carl C. Icahn beneficially owns 100% of Little Meadow. Pursuant to Rule 16a-1(a)(2) under the Exchange Act, each of Mr. Icahn and Little Meadow (by virtue of their relationships to Gascon) may be deemed to indirectly beneficially own the Depositary Units which Gascon owns. Each of Mr. Icahn and Little Meadow disclaims beneficial ownership of such Depositary Units except to the extent of their pecuniary interest therein.

(3)	High Coast beneficially owns 68,599,657 Depositary Units. Little Meadow is the general partner of High Coast. Carl C. Icahn beneficially owns 100% of Little Meadow. Pursuant to Rule 16a-1(a)(2) under the Exchange Act, each of Mr. Icahn and Little Meadow (by virtue of their relationships to High Coast) may be deemed to indirectly beneficially own the Depositary Units which High Coast owns. Each of Mr. Icahn and Little Meadow disclaims beneficial ownership of such Depositary Units except to the extent of their pecuniary interest therein.

(4)	Highcrest Investors LLC ("Highcrest") beneficially owns 15,723,298 Depositary Units. Starfire Holding Corporation ("Starfire") beneficially owns 100% of Highcrest. Carl C. Icahn beneficially owns 100% of Starfire. Pursuant to Rule 16a-1(a)(2) under the Exchange Act, each of Mr. Icahn and Starfire (by virtue of their relationships to Highcrest) may be deemed to indirectly beneficially own the Depositary Units which Highcrest owns. Each of Mr. Icahn and Starfire disclaims beneficial ownership of such Depositary Units except to the extent of their pecuniary interest therein.

(5)	Thornwood Associates Limited Partnership ("Thornwood") beneficially owns 5,231,586 Depositary Units. Barberry Corp. ("Barberry") is the general partner of Thornwood. Carl C. Icahn beneficially owns 100% of Barberry. Pursuant to Rule 16a-1(a)(2) under the Exchange Act, each of Mr. Icahn and Barberry (by virtue of their relationships to Thornwood) may be deemed to indirectly beneficially own the Depositary Units which Thornwood owns. Each of Mr. Icahn and Barberry disclaims beneficial ownership of such Depositary Units except to the extent of their pecuniary interest therein.

(6)	Does not include 12,000 Depositary Units owned by Gail Golden, the wife of Mr. Icahn. Mr. Icahn, by virtue of his relationship to Ms. Golden, may be deemed to beneficially own such Depositary Units. Mr. Icahn disclaims beneficial ownership of such Depositary Units for all purposes.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following section provides an overview and analysis of our compensation programs, the compensation decisions we have made under those programs, and the factors we considered in making those decisions. Later in this section, under the heading “Additional Information Regarding Executive Compensation,” we provide a table containing specific information about the compensation earned by the following individuals in 2016, whom we refer to as our named executive officers:

•	Carl C. Icahn, Chairman of the Board(1)
•	Keith Cozza, President and Chief Executive Officer(2)
•	SungHwan Cho, Chief Financial Officer(3)
•	Peter Reck, Chief Accounting Officer

(1)	In addition, Mr. Icahn serves as Chief Executive Officer of our subsidiary, Icahn Capital and of Icahn Onshore LP and Icahn Offshore LP.
(2)	In addition, Mr. Cozza also serves as the Chief Operating Officer of Icahn Capital, serves as director of Icahn Enterprises and Icahn Enterprises Holdings and holds officer and/or director positions at certain of our other subsidiaries.
(3)	In addition, Mr. Cho serves as a director of Icahn Enterprises and Icahn Enterprises Holdings.

The discussion below is intended to help you understand the detailed information provided in the table and put that information into context within our overall compensation program.

Overview of Compensation Program

Throughout this narrative discussion and in the accompanying table, we refer to our named executive officers. The key compensation package provided to our named executive officers consists of (i) base salary, (ii) incentive compensation and (iii) other benefits. The key compensation provided to our named executive officers for 2016 consisted of salary and bonuses. See “Additional Information Regarding Executive Compensation - Summary Compensation Table” for the compensation received by each of our named executive officers for 2016. Executive compensation levels and bonuses are established based upon the recommendation of our chairman, which are discussed with members of the board. The board of directors does not delegate the authority to establish executive officer compensation to any other person and has not retained any compensation consultants to determine or recommend the amount or form of executive and director compensation.

Compensation Philosophy and Objectives

Our executive compensation philosophy is designed to support our key business objectives while maximizing value to our unitholders. The objectives of our compensation structure are to attract and retain valuable employees, assure fair and internally equitable pay levels and provide a mix of base salary and variable bonuses that provides motivation and rewards performance. At the same time, we seek to optimize and manage compensation costs.

The primary components of our executive compensation are base salary and, except as otherwise indicated, annual bonus, payable in cash. Base salary is paid for ongoing performance throughout the year and is determined based on job function and each executive's contribution to our performance and achievement of our overall business objectives. Our annual bonuses are intended to reward particular achievement during the year, motivate future performance and attract and retain highly qualified key employees.

Determination of Appropriate Pay Levels

We compete with many other companies for experienced and talented executives. Although we do not benchmark compensation against a specified peer group of companies, we review and consider market information regarding pay practices in the real estate and finance industries generally in assessing the reasonableness of compensation and ensuring that compensation levels remain competitive in the marketplace.

Each element of compensation is reviewed so that the overall compensation package will attract, motivate and retain our key employees, including our named executive officers, by rewarding superior performance. The following factors are considered to determine the amount of compensation paid to each executive officer:

•	overall job performance, including performance against corporate and individual objectives;
•	job responsibilities, including unique skills necessary to support our long-term performance, including that of our subsidiaries; and
•	teamwork, both contributions as a member of the executive management team and fostering an environment of personal and professional growth for the entire work force.

Determination of Bonuses

We believe that bonuses are an integral component of compensation that is an important way to motivate and reward performance of our employees. We do not have a formula or pre-established policy for determining either salary levels or bonuses; bonuses are discretionary. In addition, in order that we remain competitive in the marketplace, we may review market information regarding pay practices in the real estate and finance industries generally in determining bonuses. Generally, bonuses are determined by various factors, including, but not limited to, the achievement of financial goals and other goals that are determined to be critical to our success, overall job performance, including performance against corporate and individual objectives, job responsibilities and teamwork for each individual.

Allocation of Compensation

There is no pre-established policy or target for the allocation of compensation. As we are a limited partnership and a controlled entity, under the NASDAQ listing rules, our status as a limited partnership exempts us from certain corporate governance rules, including the requirement to maintain a compensation committee. In 2016, the total compensation granted to named executive officers was in the form of cash compensation.

Compensation Components

Base Salary

Base salaries for executive officers are determined based on job performance, job responsibilities and teamwork.

Mr. Icahn is currently an at will employee serving as Chairman of the Board of Icahn Enterprises GP and as Chairman and Chief Executive Officer of Icahn Capital and Chief Executive Officer of Icahn Onshore LP and Icahn Offshore LP. for which he receives an annual base salary of $1 per annum.

Generally, total compensation is used in determining the amount of contributions permitted under our 401(k) Plan. In addition, base salary may include accrued but unused paid time off ("PTO") days that have been paid in accordance with our PTO policy.

See “Additional Information Regarding Executive Compensation - Summary Compensation Table” for detailed information on the compensation received by each of our named executive officers for 2016.

Bonus

For 2016, Messrs. Cozza, Cho and Reck received discretionary bonuses of $2,500,000, $1,200,000 and $215,000, respectively.

401(k) Plan and Other Benefits

For 2016, Messrs. Cozza, Cho and Reck were our only named executive officers participating in our qualified Icahn Enterprises Holdings 401(k) Plan, or the 401(k) Plan, and thus received matching contributions for 2016. The matching contributions for the respective named executive officer in 2016 are disclosed in our Summary Compensation Table under “All Other Compensation” and in the related footnote. Mr. Icahn was our only named executive who did not participate in the 401(k) Plan for 2016. All of our named executive officers are entitled to receive medical, dental and paid time-off benefits that are offered to all of our employees and are designed to enable us to attract and retain our workforce in a competitive environment. Our 401(k) Plan helps employees save and prepare financially for retirement. Health and paid time-off benefits help ensure that we have a productive and focused workforce.

Our qualified 401(k) Plan allows employees to contribute up to 50% of their eligible compensation, up to the limits imposed by the Internal Revenue Code, as amended on a pre-tax basis. We currently match, within prescribed limits, 50% of eligible employees' contributions up to 6.25% of their eligible compensation. Participants choose to invest their account balances from an array of investment options as selected by plan fiduciaries from time to time. The 401(k) Plan provides distributions in a lump sum. Under certain circumstances, loans and withdrawals are permitted.

Perquisites

The total value of all perquisites and personal benefits (exclusive of 401(k) matching contributions) provided to each of our named executive officers for 2016, 2015 and 2014 was less than $10,000 per person, except for Mr. Icahn, for whom perquisites and other benefits are identified in the Summary Compensation Table under the “All Other Compensation” column and in related footnotes.

Compensation Committee Report

As stated above, pursuant to exemptions from the NASDAQ listing rules, the board of directors is not required to have, and does not have, a standing compensation committee. The board of directors has reviewed and discussed the Compensation Disclosure and Analysis required by Item 402(b) of Regulation S-K with management. Based on that review and discussion, the board of directors recommended that the Compensation Disclosure and Analysis be included in this Report.

This report is provided by the board of directors:

Carl C. Icahn

Sung Hwan Cho

Keith Cozza

William A. Leidesdorf

James L. Nelson

Jack G. Wasserman

Compensation Committee Interlocks and Insider Participation

During 2016, our entire board of directors, including Mr. Icahn, participated in deliberations concerning executive compensation. During 2016, none of our executive officers served on the compensation committee (or equivalent), or the board of directors, of another entity whose executive officer(s) served on our board of directors.

Additional Information Regarding Executive Compensation

The following table sets forth information in respect of the compensation earned for services to us and/or our subsidiaries by each of our named executive officers for 2016.

Summary Compensation Table

	Annual Compensation(1)
Name and Principal Position	Year	Salary ($)	Bonus ($)	All Other Compensation ($)		Total ($)

Carl C. Icahn(2) Chairman of the Board	2016	1	—	104,910	(3)	104,911
	2015	1	—	137,227	(3)	137,228
	2014	1	—	105,532	(3)	105,533

Keith Cozza(4) President and Chief Executive Officer	2016	1,557,736	2,500,000	10,779	(3)	4,068,515
	2015	1,569,498	2,500,000	10,466	(3)	4,079,964
	2014	1,505,567	2,000,000	9,284	(3)	3,514,851

SungHwan Cho (5) Chief Financial Officer	2016	822,616	1,200,000	10,779	(3)	2,033,395
	2015	649,267	1,200,000	10,562	(3)	1,859,829
	2014	513,466	1,000,000	9,326	(3)	1,522,792

Peter Reck (6) Chief Accounting Officer	2016	300,000	215,000	9,774	(3)	524,774
	2015	301,154	215,000	9,801	(3)	525,955
	2014	280,000	210,000	8,514	(3)	498,514

(1)	Pursuant to applicable regulations, certain columns of the Summary Compensation Table have been omitted, as there has been no compensation awarded to, earned by or paid to any of the named executive officers by us, any of our subsidiaries or by Icahn Enterprises GP, which was subsequently reimbursed by us, required to be reported in those columns.

(2)	The salary indicated above represents compensation paid to Mr. Icahn in each of 2016, 2015 and 2014 for his services as Chief Executive Officer of our subsidiary, Icahn Capital, and of Icahn Onshore LP and Icahn Offshore LP. Mr. Icahn is currently an at will employee serving as Chairman of the Board of Icahn Enterprises GP and as Chairman and Chief Executive Officer of Icahn Capital and Chief Executive Officer of Icahn Onshore LP and Icahn Offshore LP. for which he currently receives an annual base salary of $1 per annum. Mr. Icahn does not receive director fees from us.

(3)	Represents other compensation paid to the following named executive officers: (i) Carl C. Icahn, $20,107, $18,719 and $17,559, in medical and dental benefits for 2016, 2015 and 2014, respectively; $955 in life insurance paid by us for both 2016 and 2015 and $173 for 2014; and in his capacity as the Chairman of the board of directors of Federal-Mogul Holdings LLC, one of our wholly owned subsidiaries ("Federal-Mogul"), $83,848, $118,508 and $87,800 representing the incremental cost of Mr. Icahn's personal use of Federal-Mogul's corporate aircraft for 2016, 2015 and 2014, respectively. Mr. Icahn received no fees or compensation from Federal-Mogul for 2016, 2015 and 2014 other than the use of the corporate aircraft as discussed above. The calculation of incremental cost for the personal use of Federal-Mogul's corporate aircraft includes the variable costs incurred as a result of personal flight activity, which are comprised of a portion of ongoing maintenance and repairs, aircraft fuel, airport fees, catering, and fees and travel expenses for the flight crew. The use of the aircraft for personal use by Mr. Icahn was approved by the board of directors and the Compensation Committee of Federal-Mogul; (ii) Mr. Cho, $8,438, $8,221 and $8,167 in matching contributions under our 401(k) Plan for 2016, 2015 and 2014, respectively; $1,386, $1,386 and $986 in medical and dental benefits paid by us for 2016, 2015 and 2014, respectively; and $955 in life insurance premiums paid by us for both 2016 and 2015 and $173 for 2014; (iii) Mr. Reck, $8,291, $8,342 and $7,977 in matching contributions under our 401(k) Plan for 2016, 2015 and 2014, respectively; $764, $764 and $364 in medical and dental benefits paid by us for 2016, 2015 and 2014, respectively; and $719, $695 and $173 in life insurance premiums paid by us for 2016, 2015 and 2014, respectively; (iv) Mr. Cozza, $8,438 in matching contributions under our 401(k) Plan for 2016, and $8,125 for both 2015 and 2014; $1,386 in medical and dental benefits paid by us for 2016, and $986 for both 2015 and 2014, respectively; $955 in life insurance premiums paid by us for both 2016 and 2015 and $173 for 2014. In each of 2016, 2015 and 2014, to the extent that a named executive officer participated in our 401(k) Plan, we made a matching contribution to his individual 401(k) Plan account in the amount of one-half (1/2) of up to the first six and one-quarter (6.25%) percent of eligible compensation (within prescribed limits) contributed by the employee. Mr. Icahn did not participate in the 401(k) plan during 2016, 2015 and 2014 and thus did not receive any matching contributions for those fiscal years.

(4)	Mr. Cozza served as Executive Vice President of Icahn Enterprises and Icahn Enterprises Holdings from February 20, 2013 through February 4, 2014. Effective February 5, 2014, Mr. Cozza was appointed as President and Chief Executive Officer of Icahn Enterprises and Icahn Enterprises Holdings. In addition, Mr. Cozza serves as the Chief Operating Officer of Icahn Capital and holds officer and/or director positions at certain of our other subsidiaries. During 2016, Mr. Cozza received a salary of $1,557,736 and a bonus of $2,500,000, which was determined based on various factors, including, but not limited to, overall job performance, including performance against corporate and individual objectives, job responsibilities and teamwork.

(5)	Mr. Cho served as Chief Financial Officer of Icahn Enterprises and Icahn Enterprises Holdings since March 2012. During 2016, Mr. Cho received a salary of $822,616 and a bonus of $1,200,000, which was determined based on various factors, including, but not limited to overall job performance, including performance against corporate and individual objectives, job responsibilities and teamwork. The increase in salary for Mr. Cho in 2016 relative to 2015 was primarily due to his individual job performance, coupled with the fact that Mr. Cho had played a key role with respect to the disposition of American Railcar Leasing, LLC during 2016.

(6)	Mr. Reck served as Chief Accounting Officer of Icahn Enterprises and Icahn Enterprises Holdings since March 2012. During 2016, Mr. Reck received a salary of $300,000 and a bonus of $215,000 which was determined based on various factors, including, but not limited to overall job performance, including performance against corporate and individual objectives, job responsibilities and teamwork.

There are no family relationships between or among any of our directors and/or executive officers.

Employment Agreements

We currently do not have any employment agreements with our named executives.

Stock Award, Option and Non-Equity Incentive Plans

As of December 31, 2016, we did not have any stock award, option or non-equity incentive plans with respect to our named executives.

Potential Payments Upon Termination or Change in Control

We do not have any employment agreements or other arrangements pursuant to which any of our employees would have received potential payments upon termination or change in control as of December 31, 2016.

Director Compensation

The following table provides compensation information for our directors in 2016, except for Messrs. Icahn, Cho and Cozza. Compensation received by Messrs. Icahn, Cho and Cozza is included in the Summary Compensation Table. Messrs. Icahn, Cho and Cozza did not receive compensation for serving as director of the Icahn Enterprises and Icahn Enterprises Holdings.

Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($)	Total ($)
William A. Leidesdorf	35,000	—	35,000
James L. Nelson	35,000	—	35,000
Jack G. Wasserman	40,000	—	40,000

Each director will hold office until his successor is elected and qualified. During 2016, Messrs. Wasserman, Leidesdorf and Nelson each received $35,000 in respect of their services rendered as members of our board of directors. In addition, Mr. Wasserman received an additional $5,000 for serving as the chairman of the audit committee.

Directors receive only cash compensation, if applicable, and currently are not granted any options, units or other equity-based awards.

INTEREST OF CERTAIN PERSONS IN OR

OPPOSITION TO MATTERS TO BE ACTED UPON

Except as disclosed elsewhere in this information statement, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

•	Any person who has been a director or officer of Icahn Enterprises L.P. at any time since the beginning of the last fiscal year, and

•	Any associate of any of the foregoing persons.

The unitholdings of our directors and executive officers are listed in the section entitled “Security Ownership of Certain Beneficial Owners and Management.” No director has advised us that he or she intends to oppose any action described in this information statement.

Dissenters’ Rights of Appraisal

Under applicable Delaware law and the LPA, limited partners do not have any dissenter or appraisal rights in connection with the limited partner action described herein.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy and information statements with respect to two or more security holders sharing the same address by delivering a single proxy or information statement addressed to those security holders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for security holders and cost savings for companies. Brokers and us use household proxy and information materials, delivering a single proxy or information statement to multiple security holders sharing an address unless contrary instructions have been received from the affected security holders (in which case we will promptly deliver a separate copy of this information statement). Once you have received notice from your broker or us that they are or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy or information statement, or if you currently receive multiple proxy or information statements and would prefer to participate in householding, please notify your broker if your depositary units are held in a brokerage account or us if you hold registered depositary units. You can notify us by sending a written request to:

ICAHN ENTERPRISES L.P.

767 Fifth Avenue, Suite 4700

New York, NY 10153

Telephone: (212) 702-4300

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports and other information with the SEC. Our filings with the SEC are available to the public on the SEC’s website at www.sec.gov. Those filings are also available to the public on our corporate website at www.ielp.com. The information we file with the SEC or contained on, or linked to through, our corporate website or any other website that we may maintain is not part of this information statement. You may also read and copy, at the SEC’s prescribed rates, any document we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room.

This information statement is provided to the holders of depositary units for informational purposes in connection with the Written Consents and the approval of the Plan, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this information statement.

Sincerely,

/s/ Keith Cozza
Keith Cozza
President, Chief Executive Officer and Director of Icahn Enterprises G.P. Inc., the general partner of Icahn Enterprises L.P.

Appendix A

ICAHN ENTERPRISES L.P.

2017 LONG TERM INCENTIVE PLAN

ARTICLE I

PURPOSE

The purpose of this Icahn Enterprises L.P. 2017 Long Term Incentive Plan is to (i) create long term alignment between owners and Service Providers and Non-Employee Directors, (ii) create long term incentive compensation opportunities for Service Providers and Non-Employee Directors, and (iii) recognize the contributions of certain Service Providers and Non-Employee Directors. The Plan, as set forth herein, is effective as of the Effective Date.

ARTICLE II

DEFINITIONS

For purposes of the Plan, the following terms shall have the following meanings:

2.1 “Acquisition Event” means a merger or consolidation in which the Partnership is not the surviving entity, any transaction that results in the acquisition of all or substantially all of the Partnership’s outstanding Units by a single Person or by a group of Persons acting in concert, or the sale or transfer of all or substantially all of the Partnership’s assets.

2.2 “Affiliate” means each of the following: (a) any corporation, limited liability company, partnership, entity, trade or business that is directly or indirectly controlled by the Partnership (whether by ownership of stock, partnership or membership interests, assets or an equivalent ownership interest or voting interest, through a general partner or manager or by contract); (b) any corporation, limited liability company, partnership, entity, trade or business that directly or indirectly controls the Partnership (whether by ownership of stock, partnership or membership interests, assets or an equivalent ownership interest or voting interest, through a general partner or manager or by contract); and (c) any other entity in which the Partnership or any Affiliate thereof has a material equity interest and that is designated as an “Affiliate” by resolution of the Committee; provided that, unless otherwise determined by the Committee, in any event, no portfolio company in which a fund managed, directly or indirectly, by the Partnership, has an investment, shall be deemed an Affiliate of the Partnership.

2.3 “Appreciation Award” means any Option or any Other Unit-Based Award that is based on the appreciation in value of a Unit in excess of an amount at least equal to the Fair Market Value on the date such Other Unit-Based Award is granted.

2.4 “Award” means any award under the Plan of any Option, Restricted Unit or Other Unit-Based Award.

2.5 “Board” means the Board of Directors of the General Partner.

2.6 “Cause” means, with respect to a Participant’s Termination of Services: (a) if there is no written employment agreement, consulting agreement, change in control agreement or similar agreement that defines “cause” (or words of like import) in effect between the Partnership or an Affiliate and the Participant at the time of the grant of the Award, termination due to the Participant’s: (i) refusal or neglect to perform substantially his or her employment-related duties or other Services; (ii) personal dishonesty, incompetence, willful misconduct or breach of fiduciary duty; (iii) indictment for, conviction of or entering a plea of guilty or nolo contendere to a crime constituting a felony or his or her willful violation of any applicable law (other than a traffic violation or other offense or violation outside of the course of employment or other Services to the Partnership or its Affiliates which in no way adversely affects the Partnership or its Affiliates or their respective reputation or the ability of the Participant to perform his or her employment-related duties or Services or to represent the Partnership or its Affiliates); or (iv) material breach of any written agreement with the Partnership or any of its Affiliates, or (b) if there is a written employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Partnership or any of its Affiliates and the Participant at the time of the grant of the Award that defines “cause” (or words of like import) or if “cause” is defined in the applicable Award agreement, “cause” as defined under such agreement; provided that with regard to any agreement under which the definition of “cause” only applies on occurrence of a change in control, such definition of “cause” shall not apply until a change in control actually takes place and then only with regard to a termination thereafter. With respect to a Participant’s Termination of Directorship, “cause” means an act or failure to act that constitutes cause for removal of a director under Delaware law.

2.7 “Change in Control” unless otherwise defined in the applicable Award agreement or other written agreement approved by the Committee and subject to Section 13.11(b), means the occurrence of any of the following: (a) any “person” or “group” within the meaning of those terms as used in Sections 13(d) and 14(d)(2) of the Exchange Act, other than the General Partner, the Partnership, or an Affiliate of either the General Partner or the Partnership, shall become the beneficial owner, by way of merger, consolidation, recapitalization, reorganization or otherwise, of 50% or more of the voting power of the voting securities of the General Partner or the Partnership; (b) the limited partners of the General Partner or the Partnership approve, in one transaction or a series of transactions, a plan of complete liquidation of the General Partner or the Partnership; (c) the sale or other disposition by either the General Partner or the Partnership of all or substantially all of its assets in one or more transactions to any Person other than an Affiliate of the General Partner or the Partnership; or (d) the General Partner or an Affiliate of the General Partner or the Partnership ceases to be the general partner of the Partnership. Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award which provides for the deferral of compensation subject to Section 409A or such compensation otherwise would be subject to Section 409A, the transaction or event described in subsection (a), (b), (c) or (d) above with respect to such Award must also constitute a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5), and as relates to the holder of such Award, to the extent required to comply with Section 409A.

2.8 “Change in Control Price” has the meaning set forth in Article X.

2.9 “Code” means the Internal Revenue Code of 1986, as amended.

2.10 “Committee” means the Board, or the committee or subcommittee thereof to whom authority to administer the Plan is delegated by the Board.

2.11 “Disability” means with respect to a Participant’s Termination, a permanent and total disability as defined in Section 22(e)(3) of the Code. A Disability shall only be deemed to occur at the time of the determination by the Committee of the Disability. Notwithstanding the foregoing, for an Award that provides for payment or settlement triggered upon a Disability and that constitutes a Section 409A Covered Award, the foregoing definition shall apply for purposes of vesting of such Award, provided that for purposes of payment or settlement of such Award, such Award shall not be paid (or otherwise settled) until the earliest of: (A) the Participant’s “disability” within the meaning of Section 409A(a)(2)(C)(i) or (ii) of the Code, (B) the Participant’s “separation from service” within the meaning of Section 409A of the Code and (C) the date such Award would otherwise be settled pursuant to the terms of the Award agreement.

2.12 “Effective Date” means the date on which the Board adopts the Plan, or such later date as is designated by the Board.

2.13 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.14 “Exercisable Awards” has the meaning set forth in Section 4.2(d).

2.15 “Fair Market Value” of a Unit, means as of any date, unless otherwise required by any applicable provision of the Code and except as provided below, (a) the closing price reported for the Unit on such date: (i) as reported on the principal national securities exchange in the United States on which it is then traded; or (ii) if not traded on any such national securities exchange, as quoted on an automated quotation system sponsored by the Financial Industry Regulatory Authority or (b) if the Unit shall not have been reported or quoted on such date, on the first day prior thereto on which the Unit was reported or quoted. If the Unit is not traded, listed or otherwise reported or quoted, then the Fair Market Value of a Unit means the fair market value of the Unit as determined by the Committee in good faith in whatever manner it considers appropriate taking into account the requirements of Section 409A of the Code.

2.16 “Family Member” means “family member” as defined in Section A.1.(5) of the general instructions of Form S-8.

2.17 “General Partner” means Icahn Enterprises G.P. Inc., a Delaware corporation.

2.18 “Non-Employee Director” means a director of the General Partner who is not a Service Provider of the Partnership or any of its Affiliates other than with respect to service as a director of the General Partner.

2.19 “Option” means any option to purchase Units granted to Service Providers or Non-Employee Directors pursuant to Article VI.

2.20 “Other Extraordinary Event” has the meaning in Section 4.2(b).

2.21 “Other Unit-Based Award” means an Award under Article VIII that is valued in whole or in part by reference to, or is payable in or otherwise based on, Units.

2.22 “Participant” means a Service Provider or Non-Employee Director to whom an Award has been granted pursuant to the Plan.

2.23 “Partnership” means Icahn Enterprises L.P., a Delaware limited partnership.

2.24 “Partnership Agreement” means the Second Amended and Restated Agreement of Limited Partnership of the Partnership dated August 2, 2016, as amended from time to time.

2.25 “Person” means any individual, entity (including any employee benefit plan or any trust for an employee benefit plan) or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision).

2.26 “Plan” means this Icahn Enterprises L.P. 2017 Long Term Incentive Plan, as amended from time to time.

2.27 “Restricted Units” means an Award of Units that is subject to restrictions pursuant to Article VII.

2.28 “Restriction Period” has the meaning set forth in Section 7.3(a).

2.29 “Rule 16b-3” means Rule 16b-3 under Section 16(b) of the Exchange Act.

2.30 “Section 4.2 Event” has the meaning set forth in Section 4.2(b).

2.31 “Section 409A” means the nonqualified deferred compensation rules under Section 409A of the Code.

2.32 “Section 409A Covered Award” has the meaning set forth in Section 13.11.

2.33 “Securities Act” means the Securities Act of 1933, as amended.

2.34 “Service Provider” means any natural person or, with the approval of the Committee, entity, that provides bona fide services to the Partnership or any of its Affiliates, including any natural person who is an employee, consultant, member or partner of the Partnership or any of its Affiliates; provided that no consultant shall be a Service Provider for performing services in connection with the offer or sale of securities in a capital-raising transaction, or directly or indirectly promoting or maintaining a market for the Partnership’s or any of its Affiliates’ securities.

2.35 “Termination” means a Termination of Directorship or Termination of Services, as applicable.

2.36 “Termination of Directorship” means that the Non-Employee Director has ceased to be a director of the General Partner; except that if a Non-Employee Director becomes a Service Provider upon the termination of his or her directorship, his or her ceasing to be a director of the Partnership shall not be treated as a Termination unless and until the Participant has a Termination of Services.

2.37 “Termination of Services” means: (a) a termination of employment or service as a consultant, partner or member (for reasons other than a military or approved personal leave of absence) of a Participant from the Partnership and its Affiliates; or (b) when an entity that is employing a Participant, or of which the Participant is a Service Provider, ceases to be an Affiliate of the Partnership, unless the Participant otherwise is, or thereupon becomes a Service Provider of, the Partnership or another Affiliate of the Partnership. If a Service Provider becomes a Non-Employee Director upon his or her Termination of Services, unless otherwise determined by the Committee, no Termination shall be deemed to occur until such time as such Service Provider is no longer a Non-Employee Director. Notwithstanding the foregoing, the Committee may otherwise define Termination of Services for any Service Provider in any Award agreement and, if no rights of a Service Provider are substantially impaired, may otherwise amend the definition of Termination of Services from time to time.

2.38 “Transfer” means: (a) when used as a noun, any direct or indirect transfer, sale, assignment, pledge, hypothecation, encumbrance or other disposition (including the issuance of equity in a Person), whether for value or no value and whether voluntary or involuntary (including by operation of law), and (b) when used as a verb, to directly or indirectly transfer, sell, assign, pledge, hypothecate, encumber or otherwise dispose of (including by issuing equity in a Person) whether for value or for no value and whether voluntarily or involuntarily (including by operation of law). “Transferred” and “Transferable” shall have correlative meanings.

2.39 “Units” means the depositary units representing limited partner interests in the Partnership, as defined in the Partnership Agreement.

ARTICLE III

ADMINISTRATION

3.1 The Committee. The Plan shall be administered and interpreted by the Committee.

3.2 Grant and Administration of Awards. The Committee shall have full authority and discretion, as provided in Section 3.7, to grant and administer Awards including the authority to:

(a) select the Service Providers and Non-Employee Directors to whom Awards may from time to time be granted;

(b) determine the number of Units to be covered by each Award;

(c) determine the type and the terms and conditions, not inconsistent with the terms of the Plan, of each Award (including the exercise or purchase price (if any), any restrictions or limitations thereon or any vesting schedule or acceleration thereof);

(d) determine whether to require a Participant, as a condition of the granting of any Award, to refrain from selling or otherwise disposing of Units acquired pursuant to such Award for a period of time;

(e) amend, after the date of grant, the terms that apply to an Award upon a Participant’s Termination, provided that such amendment does not substantially impair the Participant’s rights under the Award, as determined by the Committee;

(f) determine the circumstances under which Units and other amounts payable with respect to an Award may be deferred automatically or at the election of the Participant, in each case in a manner intended to comply with or be exempt from Section 409A;

(g) generally, exercise such powers and perform such acts as the Committee deems necessary or advisable to promote the best interests of the Partnership in connection with the Plan that are not inconsistent with the provisions of the Plan;

(h) construe and interpret the terms and provisions of the Plan and any Award (and all agreements relating thereto); and

(i) correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement relating thereto.

3.3 Award Agreements. All Awards shall be evidenced by, and subject to the terms and conditions of, a written notice provided by the Partnership to the Participant or a written agreement executed by the Partnership and the Participant.

3.4 Guidelines. The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem necessary or advisable. The Committee may adopt special guidelines and provisions for persons who are residing in or employed in, or subject to, the taxes of, any domestic or foreign jurisdiction to comply with applicable tax and securities laws and may impose such limitations and restrictions that it deems necessary or advisable to comply with the applicable tax and securities laws of such domestic or foreign jurisdiction.

3.5 Sub-Plans. The Committee shall have the authority to adopt, alter and repeal such sub-plans to the Plan as it shall deem necessary or advisable. Such sub-plans may be a plan of the General Partner, the Partnership, or any Affiliate of the Partnership adopted to grant awards pursuant to the Plan.

3.6 Delegation; Advisors. The Committee may as it deems advisable, to the extent permitted by applicable law and securities exchange rules:

(a) delegate its responsibilities to officers or employees of the Partnership or any of its Affiliates, including delegating authority to officers or Affiliates to grant Awards or execute agreements or other documents on behalf of the Committee; and

(b) engage legal counsel, consultants, professional advisors and agents to assist in the administration of the Plan and rely upon any opinion or computation received from any such Person.

3.7 Decisions Final. All determinations, evaluations, elections, approvals, authorizations, consents, decisions, interpretations and other actions made or taken by or at the direction of the Partnership, the Board or the Committee (or any of its members) arising out of or in connection with the Plan shall be within the sole and absolute discretion of all and each of them, and shall be final, binding and conclusive on all Service Providers and Participants and their respective beneficiaries, heirs, executors, administrators, successors and assigns. Except as otherwise required by applicable law, nothing in this Plan shall obligate the Partnership, the Board or the Committee (or any of its members) to treat any Service Provider or Participant alike, whether or not such Service Providers or Participants are similarly situated, and the exercise of any power or discretion by the Partnership, the Board or the Committee (or any of its members) in the case of any Service Provider or Participant shall not create any obligation on the part of the Partnership, the General Partner, the Board or the Committee (or any of its members) to take any similar action in the case of any other Service Provider or Participant, it being understood that any power or discretion conferred upon the Partnership, the General Partner, the Board or the Committee (or any of its members) shall be treated as having been so conferred as to each Service Provider and Participant separately.

3.8 Procedures. If the Committee is appointed, the Committee shall hold meetings, if any, at such times and places as it shall deem advisable, including by telephone conference. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable. The Committee may also act by written consent.

3.9 Payment of Taxes Due. The Committee may withhold or require payment of any amount it may determine to be necessary for federal, state, local or other taxes as a result of the exercise, grant or vesting of an Award. In connection therewith, the Partnership or any of its Affiliates shall have the right to withhold from any compensation or other amount owing to a Participant, applicable withholding taxes with respect to any issuance or transfer under the Plan and to take such action as may be necessary or advisable in the opinion of the Partnership to satisfy the payment of such withholding taxes. Additionally, the Committee may permit or require a Participant to sell, in a manner prescribed by the Committee, a sufficient number of Units in connection with the settlement of an Award to cover applicable tax withholdings (with the sale proceeds going to the Partnership).

3.10 Liability; Indemnification.

(a) To the maximum extent permitted by applicable law, the Board, the Committee, their respective members and any officer, employee delegate or other Person engaged pursuant to Section 3.6 shall not be liable for any action or determination made in good faith with respect to the Plan or any Award.

(b) To the maximum extent permitted by applicable law and to the extent not covered by insurance directly insuring such Person, each current or former (i) officer or employee of the Partnership or any of its Affiliates and (ii) member of the Committee or the Board shall be indemnified and held harmless by the Partnership against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Committee) or liability (including any sum paid in settlement of a claim with the approval of the Committee), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the administration of the Plan, except to the extent arising out of such Person’s fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification provided for under applicable law, the Partnership Agreement and the organizational documents of any of the Partnership’s Affiliates. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to him or her.

ARTICLE IV

UNIT LIMITATIONS

4.1 Units.

(a) General Limitations.

(i) The aggregate number of Units that may be issued or used for reference purposes or with respect to which Awards may be granted over the term of the Plan shall not exceed 1,000,000 Units (subject to any increase or decrease pursuant to Section 4.2). Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Partnership or any of its Affiliates or any entity acquired by the Partnership or with which the Partnership merges, consolidates or otherwise combines. The number of Units underlying such substitute awards shall be counted against the aggregate number of Units available for Awards under the Plan.

(ii) If any Appreciation Award expires, terminates or is canceled for any reason without having been exercised in full, the number of Units underlying any unexercised portion shall again be available under the Plan. If Restricted Units or Other Unit-Based Awards that are not Appreciation Awards are forfeited for any reason, the number of forfeited Units comprising or underlying the Award shall again be available under the Plan.

(iii) The number of Units available under the Plan shall be reduced by (A) the total number of Appreciation Awards that have been exercised, regardless of whether any of the Units underlying such Awards are not actually issued to the Participant as the result of a net exercise or settlement, and (B) all Units used to pay any exercise price or tax withholding obligation with respect to any Award. In addition, the Partnership may not use the cash proceeds it receives from Option exercises to repurchase Units on the open market for reuse under the Plan. Notwithstanding anything to the contrary herein, Awards that may be settled solely in cash shall not be deemed to use any Units under the Plan.

4.2 Changes.

(a) The existence of the Plan and the Awards shall not affect in any way the right or power of the Board or the unitholders of the Partnership to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Partnership’s capital structure, equity interests or its business, (ii) any merger or consolidation of the Partnership or any of its Affiliates, (iii) any issuance of bonds, debentures, preferred or prior preference equity interests senior to or otherwise affecting the Units, (iv) the dissolution or liquidation of the Partnership or any of its Affiliates, (v) any sale or transfer of all or part of the assets or business of the Partnership or any of its Affiliates, or (vi) any Section 4.2 Event.

(b) Subject to the provisions of Section 4.2(d), in the event of any change in the capital structure, equity interests or business of the Partnership by reason of any unit split, reverse split, distribution of equity interests, combination or reclassification of Units, recapitalization, merger, consolidation, spin off, reorganization or partial or complete liquidation, issuance of rights to purchase Units or other equity interests convertible into Units, sale or transfer of all or part of the Partnership’s assets or business, or other transaction or event that would be considered an “equity restructuring” within the meaning of FASB ASC Topic 718 (each, a “Section 4.2 Event”), then (i) the aggregate number or kind of Units or other securities that thereafter may be issued under the Plan, (ii) the number or kind of Units or other property (including cash) subject to an Award, or (iii) the purchase or exercise price of Awards shall be adjusted by the Committee as the Committee determines, in good faith, to be necessary or advisable to prevent substantial dilution or enlargement of the rights of Participants under the Plan. In connection with any Section 4.2 Event, the Committee may provide for the cancellation of outstanding Awards and payment in cash or other property in exchange therefor. In addition, subject to Section 4.2(d), in the event of any change in the capital structure or equity interests of the Partnership that is not a Section 4.2 Event (an “Other Extraordinary Event”), then the Committee may (but shall not be obligated to) make the adjustments described in clauses (i), (ii) and (iii) above as it determines, in good faith, to be necessary or advisable to prevent substantial dilution or enlargement of the rights of Participants under the Plan. Notice of any such adjustment shall be given by the Committee, or otherwise made available, to each Participant whose Award has been adjusted and such adjustment (whether or not such notice is provided) shall be binding for all purposes of the Plan. Except as expressly provided in this Section 4.2(b) or in an applicable Award agreement, a Participant shall have no rights by reason of any Section 4.2 Event or any Other Extraordinary Event. Notwithstanding the foregoing, (x) any adjustments made pursuant to Section 4.2(b) to Awards that are considered “non-qualified deferred compensation” within the meaning of Section 409A shall be made in a manner intending to comply with the requirements of Section 409A; and (y) any adjustments made pursuant to Section 4.2(b) to Awards that are not considered “non-qualified deferred compensation” subject to Section 409A shall be made in a manner intending that after such adjustment, the Awards either (A) continue not to be subject to Section 409A or (B) comply with the requirements of Section 409A.

(c) Fractional Units resulting from any adjustment in Awards pursuant to Section 4.2(a) or (b) shall be aggregated until, and eliminated at, the time of exercise by rounding down fractions to the nearest whole Unit. Unless otherwise determined by the Committee, no cash settlements shall be made with respect to fractional Units eliminated by rounding.

(d) Upon the occurrence of an Acquisition Event, the Committee may terminate all outstanding and unexercised Options or any Other Unit-Based Award that provides for a Participant-elected exercise (collectively, “Exercisable Awards”), effective as of the date of the Acquisition Event, by delivering notice of termination to each Participant at least 20 days prior to the date of consummation of the Acquisition Event, in which case during the period from the date on which such notice of termination is delivered to the consummation of the Acquisition Event, each such Participant shall have the right to exercise in full all of such Exercisable Awards that are then outstanding to the extent vested on the date such notice of termination is given (or, at the discretion of the Committee, without regard to any limitations on exercisability otherwise contained in the Award agreements), but any such exercise shall be contingent on the occurrence of the Acquisition Event, and if the Acquisition Event does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void and the applicable provisions of Section 4.2(b) and Article X shall apply. For the avoidance of doubt, in the event of an Acquisition Event, the Committee may terminate any Exercisable Award for which the exercise price is equal to or exceeds the Fair Market Value on the date of the Acquisition Event without payment of consideration therefor. If an Acquisition Event occurs but the Committee does not terminate the outstanding Awards pursuant to this Section 4.2(d), then the provisions of Section 4.2(b) and Article X shall apply.

4.3 Minimum Purchase Price. Notwithstanding any provision of the Plan to the contrary, if conditional but previously unissued Units are issued under the Plan, such units shall not be issued for a consideration that is less than permitted under applicable law.

ARTICLE V

ELIGIBILITY

5.1 General Eligibility. All current and prospective Service Providers and current Non-Employee Directors, are eligible to be granted Awards. Eligibility for the grant of Awards and actual participation in the Plan shall be determined by the Committee. Notwithstanding anything herein to the contrary, no Award under which a Participant may receive Units may be granted to a Service Provider or Non-Employee Director of any Affiliate of the Partnership if such Units do not constitute “service recipient stock” for purposes of Section 409A of the Code with respect to such Service Provider or Non-Employee Director if such Units are required to constitute “service recipient stock” for such Award to comply with, or be exempt from, Section 409A of the Code.

5.2 General Requirement. The grant of Awards to a prospective Service Provider and the vesting and exercise of such Awards shall be conditioned upon such Person actually becoming a Service Provider; provided that no Award may be granted to a prospective Service Provider unless the Partnership determines that the Award will comply with applicable laws, including the securities laws of all relevant jurisdictions. Awards may be awarded in consideration for past services actually rendered to the Partnership or any of its Affiliates.

ARTICLE VI

OPTIONS

6.1 Options. The Committee shall have the authority to grant Options to any Service Provider or Non-Employee Director.

6.2 Terms of Options. Options shall be subject to the following terms and conditions and such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(a) Exercise Price. The exercise price per Unit subject to an Option shall be determined by the Committee on or before the date of grant, provided that the per Unit exercise price of an Option shall not be less than 100% of the Fair Market Value of a Unit on the date of grant.

(b) Option Term. The term of each Option shall be fixed by the Committee, provided that no Option shall be exercisable more than ten years after the date such Option is granted.

(c) Exercisability. Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant.

(d) Method of Exercise. To the extent vested, an Option may be exercised in whole or in part at any time during the Option’s term, by giving written notice of exercise to the Committee (or its designee) specifying the number of Units to be purchased. Such notice shall be in a form acceptable to the Committee and shall be accompanied by payment in full of the purchase price as follows: (i) in cash or by check, bank draft or money order payable to the order of the Partnership; or (ii) on such other terms and conditions as may be acceptable to the Committee (including the relinquishment of Options or by payment in full or in part in the form of Units owned by the Participant (for which the Participant has good title free and clear of any liens and encumbrances)). No Units shall be issued until payment therefor, as provided herein, has been made or provided for.

(e) Termination by Death or Disability. Unless otherwise determined by the Committee at grant, if a Participant’s Termination is by reason of death or Disability, all Options that are held by such Participant that are vested and exercisable on the date of the Participant’s Termination may be exercised by the Participant (or, in the case of death, by the legal representative of the Participant’s estate) at any time within a period of 180 days after the date of such Termination, but in no event beyond the expiration of the stated term of such Options.

(f) Involuntary Termination Without Cause. Unless otherwise determined by the Committee, if a Participant’s Termination is by involuntary termination without Cause, all Options that are held by such Participant that are vested and exercisable on the date of the Participant’s Termination may be exercised by the Participant at any time within a period of 180 days after the date of such Termination, but in no event beyond the expiration of the stated term of such Options.

(g) Voluntary Termination. Unless otherwise determined by the Committee, if a Participant’s Termination is voluntary (other than a voluntary Termination described in subsection (h)(ii) below), all Options that are held by such Participant that are vested and exercisable on the date of the Participant’s Termination may be exercised by the Participant at any time within a period of 30 days after the date of such Termination, but in no event beyond the expiration of the stated term of such Options.

(h) Termination for Cause. Unless otherwise determined by the Committee, if a Participant’s Termination (i) is for Cause or (ii) is a voluntary Termination after the occurrence of an event that would be grounds for a Termination for Cause, all Options, whether vested or not vested, that are held by such Participant shall terminate and expire on the date of such Termination.

(i) Unvested Options. Unless otherwise determined by the Committee, Options that are not vested as of the date of a Participant’s Termination for any reason shall terminate and expire on the date of such Termination.

(j) Form, Modification, Extension and Renewal of Options. Options may be evidenced by such form of agreement as is approved by the Committee. The Committee may (i) modify, extend or renew outstanding Options (provided that (A) the rights of a Participant are not substantially impaired without his or her consent and (B) such action does not subject the Options to Section 409A or otherwise extend the Options beyond their stated term), and (ii) accept the surrender of outstanding Options and authorize the granting of new Options in substitution therefor. Notwithstanding anything herein to the contrary, an outstanding Option may not be modified to reduce the exercise price thereof nor may a new Option at a lower price be substituted for a surrendered Option (other than adjustments or substitutions in accordance with Section 4.2), unless such action is approved in accordance with applicable securities exchange rules.

(k) No Reload Options. Options shall not provide for the grant of the same number of Options as the number of Units used to pay for the exercise price of Options or Units used to pay withholding taxes (i.e., “reloads”).

ARTICLE VII

RESTRICTED UNITS

7.1 Awards of Restricted Units. The Committee shall determine the Participants, to whom, and the time or times at which, grants of Restricted Units shall be made, the number of units to be awarded, the purchase price (if any) to be paid by the Participant (subject to Section 7.2), the time or times at which such Awards may be subject to forfeiture, repurchase or to restrictions on transfer, and all other terms and conditions of the Awards.

7.2 Awards and Certificates. The Committee may require, as a condition to the effectiveness of an Award of Restricted Units, that the Participant execute and deliver to the Partnership (or an Affiliate thereof) an Award agreement or other documentation and comply with the terms of such Award agreement or other documentation. Further, Restricted Units shall be subject to the following conditions:

(a) Purchase Price. The purchase price of Restricted Units, if any, shall be fixed by the Administrator. In accordance with Section 4.3, the purchase price for Restricted Units may be zero to the extent permitted by applicable law, and, to the extent not so permitted, such purchase price may not be less than par value per Unit, if applicable.

(b) Legend. Each Participant receiving Restricted Units shall be issued a unit certificate in respect of such Restricted Units, unless the Administrator elects to use another system, such as book entries by the transfer agent, as evidencing ownership of Restricted Units. Any such certificate shall be registered in the name of such Participant, and shall, in addition to such legends required by applicable securities laws, bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the Units represented hereby are subject to the terms and conditions (including forfeiture and/or repurchase) of the Icahn Enterprises L.P. (the “Partnership”) 2017 Long Term Incentive Plan (as amended from time to time, the “Plan”), and an Award agreement entered into between the registered owner and the Partnership dated __________. Copies of such Plan and Agreement are on file at the principal office of the Partnership.”

(c) Custody. If unit certificates are issued in respect of Restricted Units, the Administrator may require that such certificates be held in custody by the Partnership or an Affiliate thereof until the restrictions on the Units have lapsed, and that, as a condition of any grant of Restricted Units, the Participant shall have delivered a duly signed unit power, endorsed in blank, relating to the Units covered by such Award.

7.3 Restrictions and Conditions. Restricted Units shall be subject to the following restrictions and conditions:

(a)  Restriction Period. The Participant shall not be permitted to Transfer Restricted Units, and the Restricted Units shall be subject to a risk of forfeiture and/or repurchase (collectively, “restrictions”) during the period or periods set by the Committee (the “Restriction Periods”), as set forth in the Restricted Unit Award agreement. The Committee may provide for the lapse of the restrictions in whole or in part (including in installments) based on service, attainment of performance goals or such other factors or criteria as the Committee may determine, and may waive all or any part of the restrictions at any time.

(b) Rights as a Unitholder. Except as otherwise determined by the Committee, the Participant shall have all the rights of a holder of Units with respect to the Restricted Units, subject to the following provisions of this Section 7.3(b). Except as otherwise determined by the Committee, (i) the Participant shall have no right to tender Units, (ii) dividends or other distributions (collectively, “distributions”) on Units shall not be paid or be suspended, in each case, while the Restricted Units are subject to restrictions, and (iii) in no event shall dividends or other distributions payable thereunder be paid unless and until the Restricted Units to which they relate no longer are subject to a risk of forfeiture and repurchase. Distributions that are not paid currently shall be credited to bookkeeping accounts on the Partnership’s records for purposes of the Plan and, except as otherwise determined by the Committee, shall not accrue interest. Such dividends shall be paid to the Participant in the same form as paid on the Units upon the lapse of the restrictions.

(c) Termination. Upon a Participant’s Termination for any reason during the Restriction Period, all Restricted Units still subject to restriction will vest or be forfeited or repurchased in accordance with the terms and conditions established by the Committee at grant, or, if no rights of a Participant are reduced, thereafter.

(d) Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture or repurchase of the Restricted Units, the certificates for such units shall be delivered to the Participant, and any and all unpaid distributions or dividends payable thereunder shall be paid. All legends shall be removed from said certificates at the time of delivery to the Participant, except as otherwise required by applicable law or other limitations imposed by the Committee.

ARTICLE VIII

OTHER UNIT-BASED AWARDS

8.1 Other Awards. The Committee is authorized to grant Other Unit-Based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Units, including phantom Units, deferred Units, Units awarded purely as a bonus and not subject to any restrictions or conditions, Units in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Partnership or any of its Affiliates, unit appreciation rights, unit equivalent awards and deferred restricted units valued by reference to book value of Units.

The Committee shall have authority to determine the Participants, to whom, and the time or times at which, Other Unit-Based Awards shall be made, the number of Units to be awarded pursuant to such Awards, and all other terms and conditions of the Awards.

8.2 Terms and Conditions. Other Unit-Based Awards made pursuant to this Article VIII shall be subject to the following terms and conditions:

(a) Distributions. The Committee shall determine to what extent, and under what conditions, the Participant shall have the right to receive distributions with respect to Units covered by Other Unit-Based Awards.

(b) Vesting. Other Unit-Based Awards and any underlying Units shall vest or be forfeited to the extent set forth in the applicable Award agreement or as otherwise determined by the Committee. The Committee may, at or after grant, accelerate the vesting of all or any part of any Other Unit-Based Award.

(c) Payment. Following the vesting of the Other Unit-Based Awards, Units or, as determined by the Committee, the cash equivalent of such Units shall be delivered to the Service Provider or Non-Employee Director, or his legal representative, in an amount equal to such individual’s earned Other Unit-Based Award. Notwithstanding the foregoing, the Committee may subject the payment of all or part of any Other Unit-Based Award to additional vesting, forfeiture and deferral conditions as it deems appropriate.

(d) Termination. Upon a Participant’s Termination for any reason prior to the vesting of the Other Unit-Based Awards, all unvested Awards will vest or be forfeited in accordance with the terms and conditions established by the Committee at grant, or, if no rights of a Participant are substantially impaired, thereafter.

ARTICLE IX

TRANSFERABILITY

9.1 Non-Transferability of Awards. No Option shall be Transferable by the Participant other than by will or by the laws of descent and distribution, and all Options shall be exercisable, during the Participant’s lifetime, only by the Participant. Notwithstanding the foregoing, the Committee may determine that an Option that otherwise is not Transferable pursuant to this section is Transferable to a Family Member in whole or in part. An Option that is Transferred to a Family Member pursuant to the preceding sentence (i) may not be Transferred subsequently other than by will or by the laws of descent and distribution and (ii) remains subject to the terms of the Plan and the applicable Award agreement.

9.2 Non-Transferability of Other Unit-Based Awards. Unless otherwise determined by the Committee, no Other Unit-Based Award shall be Transferable by the Participant other than by will or by the laws of descent and distribution.

9.3 No Assignment of Benefits. Except as otherwise specifically provided in the Plan or permitted by the Committee, no Award or other benefit payable under the Plan shall be Transferable in any manner, and any attempt to Transfer any such benefit shall be void, and any such benefit shall not in any manner be available for or subject to the debts, contracts, liabilities, engagements or torts of any Person entitled to such benefit, nor shall it be subject to attachment or legal process for or against such Person.

9.4 Death/Disability. The Committee may require the transferee of a Participant to supply it with written notice of the Participant’s death or Disability and to supply it with a copy of the will (in the case of the Participant’s death) or such other evidence as the Committee deems necessary or advisable to establish the validity of the Transfer of an Award. The Committee also may require that the transferee agree to be bound by all of the terms and conditions of the Plan.

ARTICLE X

CHANGE IN CONTROL PROVISIONS

In the event of a Change in Control of the Partnership, except as otherwise provided by the Committee in an Award agreement or otherwise in writing, a Participant’s unvested Award shall not vest and a Participant’s Award shall be treated in accordance with one of the following methods as determined by the Committee:

(a) Awards, whether or not then vested, may be continued, assumed, have new rights substituted therefor or be treated in accordance with Section 4.2(d), and Awards may, where appropriate in the discretion of the Committee, receive the same distribution as other Units on such terms as determined by the Committee; provided that, the Committee may decide to award additional Awards in lieu of any cash distribution.

(b) Awards may be purchased by the Partnership or any of its Affiliates for an amount of cash equal to the Change in Control Price (as defined below) per Unit covered by such Awards, less, in the case of an Appreciation Award, the exercise price per Unit covered by such Award. The “Change in Control Price” means the price per Unit paid in the Change in Control transaction, subject to adjustment as determined by the Committee for any contingent purchase price, escrow obligations, indemnification obligations or other adjustments to the purchase price after the consummation of such Change in Control.

(c) Appreciation Awards may be cancelled without payment therefor, if the Change in Control Price is less than the exercise price per Unit of such Appreciation Awards.

Notwithstanding anything else herein, the Committee may provide for accelerated vesting or lapse of restrictions, of an Award at any time.

ARTICLE XI

TERMINATION OR AMENDMENT OF PLAN

Notwithstanding any other provision of the Plan, the Board or the Committee (to the extent permitted by law), may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan (including any amendment deemed necessary or advisable to ensure that the Partnership may comply with any regulatory requirement referred to in Article XIII or Section 409A), or suspend or terminate it entirely, retroactively or otherwise; provided that, unless otherwise required by law or specifically provided herein, the rights of a Participant with respect to Awards granted prior to such amendment, suspension or termination, may not be substantially impaired without the consent of such Participant.

The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively; provided that no such amendment substantially impairs the rights of any Participant without the Participant’s consent. Actions taken by the Committee in accordance with Article IV shall be deemed to not substantially impair the rights of any Participant.

Notwithstanding anything herein to the contrary, the Board or the Committee may amend the Plan or any Award at any time without any Participant’s consent to comply with Section 409A or any other applicable law.

ARTICLE XII

UNFUNDED PLAN

The Plan is an “unfunded” plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Partnership, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Partnership.

ARTICLE XIII

GENERAL PROVISIONS

13.1 Legend. The Committee may require each Person receiving Units pursuant to an Award to represent to and agree with the Partnership in writing that the Participant is acquiring the Units without a view to distribution thereof and such other securities law related representations as the Committee shall request. In addition to any legend required by the Plan, the certificates or book entry accounts for such Units may include any legend that the Committee deems appropriate to reflect any restrictions on Transfer.

All Units delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Units are then listed or any national automated quotation system on which the Units are then quoted, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. If necessary or advisable in order to prevent a violation of applicable securities laws then, notwithstanding anything herein to the contrary, any unit-settled Awards shall be paid in cash in an amount equal to the Fair Market Value on the date of settlement of such Awards.

13.2 Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements; and such arrangements may be either generally applicable or applicable only in specific cases.

13.3 No Right to Service/Directorship. Neither the Plan nor the grant of any Award thereunder shall give any Participant or other Person any right to employment, service, consultancy or directorship by the Partnership or any Affiliate, or limit in any way the right of the Partnership or any of its Affiliates to terminate any Participant’s employment, service, consultancy or directorship at any time.

13.4 Listing and Other Conditions. If at any time counsel to the Partnership shall be of the opinion that any offer or sale of Units pursuant to an Award is or may be unlawful or prohibited, or will or may result in the imposition of excise taxes on the Partnership or any of its Affiliates, under the statutes, rules or regulations of any applicable jurisdiction or under the rules of the national securities exchange on which the Units then are listed, the Partnership shall have no obligation to make such offer or sale, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise, with respect to the Units or Awards, and the right to exercise any Option or Exercisable Award shall be suspended until, in the opinion of said counsel, such offer or sale shall be lawful, permitted or will not result in the imposition of excise taxes on the Partnership or any of its Affiliates.

13.5 Governing Law. The Plan and matters arising under or related to it shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to its principles of conflicts of laws.

13.6 Construction. Unless a clear contrary intention appears: (i) the defined terms herein shall apply equally to both the singular and plural forms of such terms; (ii) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by the Plan or any Award agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually; (iii) any pronoun shall include the corresponding masculine, feminine and neuter forms; (iv) reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof; (v) reference to any law, rule or regulation means such law, rule or regulation as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any law, rule or regulation means that provision of such law, rule or regulation from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision; (vi) “hereunder,” “hereof,” “hereto,” and words of similar import shall be deemed references to the Plan as a whole and not to any particular article, section or other provision hereof; (vii) numbered or lettered articles, sections and subsections herein contained refer to articles, sections and subsections of the Plan; (viii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; (ix) “or” is used in the inclusive sense of “and/or”; (x) references to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto; and (xi) reference to dollars or $ shall be deemed to refer to U.S. dollars.

13.7 Other Benefits. No Award, whether at grant or payment, shall be deemed compensation for purposes of computing benefits under any retirement plan of the Partnership or any of its Affiliates or shall affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation, unless expressly provided to the contrary in such benefit plan.

13.8 Costs. The Partnership shall bear all expenses associated with administering the Plan, including expenses of issuing Units pursuant to any Awards.

13.9 No Right to Same Benefits. The provisions of Awards need not be the same with respect to each Participant, and each Award to an individual Participant need not be the same.

13.10 Section 16(b) of the Exchange Act. All elections and transactions under the Plan by persons subject to Section 16 of the Exchange Act involving Units are intended to comply with any applicable exemptive condition under Rule 16b-3. The Board may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or advisable for the administration and operation of the Plan and the transaction of business thereunder.

13.11 Section 409A. Although the Partnership does not guarantee to a Participant the particular tax treatment of any Award, all Awards are intended to comply with, or be exempt from, the requirements of Section 409A and the Plan and any Award agreement shall be limited, construed and interpreted in accordance with such intent. To the extent that any Award constitutes “non-qualified deferred compensation” pursuant to Section 409A (a “Section 409A Covered Award”), it is intended to be paid in a manner that will comply with Section 409A. In no event shall the Partnership be liable for any additional tax, interest or penalties that may be imposed on a Participant by Section 409A or for any damages for failing to comply with Section 409A. Notwithstanding anything in the Plan or in an Award to the contrary, the following provisions shall apply to Section 409A Covered Awards:

(a) A Termination of Services shall not be deemed to have occurred for purposes of any provision of a Section 409A Covered Award providing for payment upon or following a termination of the Participant’s services to the Partnership unless such termination is also a “separation from service” within the meaning of Section 409A and, for purposes of any such provision of a Section 409A Covered Award, references to a “termination,” “termination of employment” or like terms shall mean separation from service. For purposes of determining a service recipient or employer in connection with a “separation from service” under the Plan within the meaning of Section 409A and in accordance with Section 1.409A-1(h)(3) of the Treasury Regulations, in the application of Sections 1563(a)(1), (2) and (3) of the Code to determine the controlled group under Section 414(b) of the Code, “at least 20 percent” shall replace “at least 80 percent” in every place it appears in Sections 1563(a)(1), (2) and (3) of the Code and, in applying Section 1.414(c)-2 of the Treasury Regulations for purposes of determining trades or businesses (whether or not incorporated) that are under common control for purposes of Section 414(c) of the Code, “at least 20 percent” shall replace “at least 80 percent” in every place it appears in Section 1.414(c)-2 of the Treasury Regulations. Notwithstanding any provision to the contrary in the Plan or the Award, to the extent applicable, if the Participant is deemed on the date of the Participant’s Termination to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code and using the identification methodology selected by the Partnership from time to time, or if none, the default methodology set forth in Section 409A, then with regard to any such payment under a Section 409A Covered Award, to the extent required to be delayed in compliance with Section 409A(a)(2)(B) of the Code, such payment shall not be made prior to the earlier of (i) the expiration of the six-month period measured from the date of the Participant’s separation from service, and (ii) the date of the Participant’s death.

(b) With respect to any payment pursuant to a Section 409A Covered Award that is triggered upon a Change in Control, unless otherwise provided in the Award agreement at grant, the settlement of such Award shall not occur until the earliest of (i) the Change in Control if such Change in Control constitutes a “change in the ownership of the corporation,” a “change in effective control of the corporation” or a “change in the ownership of a substantial portion of the assets of the corporation,” within the meaning of Section 409A(a)(2)(A)(v) of the Code, (ii) the date such Award otherwise would be settled pursuant to the terms of the applicable Award agreement and (iii) the Participant’s “separation from service” within the meaning of Section 409A, subject to Section 13.11(a).

(c) For purposes of Section 409A, a Participant’s right to receive any installment payments under the Plan or pursuant to an Award shall be treated as a right to receive a series of separate and distinct payments.

(d) Whenever a payment under the Plan or pursuant to an Award specifies a payment period with reference to a number of days (e.g., “payment shall be made within 30 days following the date of termination”), the actual date of payment within the specified period shall be within the sole discretion of the Partnership.

13.12 Successor and Assigns. The Plan shall be binding on all successors and permitted assigns of a Participant, including the estate of such Participant and the executor, administrator or trustee of such estate.

13.13 Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

13.14 Payments to Minors, Etc. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipt thereof shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Board, the Partnership, its Affiliates and their employees, agents and representatives with respect thereto.

13.15 Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

13.16 Recoupment. Without limiting in any way the generality of the Committee’s power to specify any terms and conditions of an Award consistent with law, and for greater clarity, the Committee may specify in an Award agreement that a Participant’s rights, payments and benefits with respect to an Award, including any delivery of Units in satisfaction of an Award under the Plan shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions, without limit as to time. Such events may include, but not be limited to, failure to accept the terms of the applicable Award agreement, termination of service under certain or all circumstances, violation of material policies of the Partnership or its Affiliates, misstatement of financial or other material information about the Partnership or its Affiliates, fraud, misconduct, breach of noncompetition, confidentiality, nonsolicitation, noninterference, corporate property protection, or other agreements that may apply to the Participant, or other conduct by the Participant that the Committee determines is detrimental to the business or reputation of the Partnership or its Affiliates, including facts and circumstances discovered after termination of service. Awards granted under the Plan shall be subject to any compensation recovery policy or minimum unit holding period requirement as may be adopted or amended by the Partnership from time to time. All Awards granted or other compensation paid by the Partnership under the Plan, including any Units issued under any Award thereunder, will be subject to any compensation recapture policies established by the Board or the Committee from time to time, as well as any such policies required pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, other applicable law or the rules of any national securities exchange on which the Units are then traded.

13.17 Reformation. If any provision set forth in the Plan or an Award agreement is found by any court of competent jurisdiction or arbitrator to be invalid, void or unenforceable or to be excessively broad as to duration, activity, geographic application or subject, such provision or provisions shall be construed, by limiting or reducing them to the extent legally permitted, so as to be enforceable to the maximum extent compatible with then applicable law.

13.18 Electronic Communications. Notwithstanding anything else herein to the contrary, any Award agreement, notice of exercise of an Exercisable Award, or other document or notice required or permitted by the Plan or an Award that is required to be delivered in writing may, to the extent determined by the Committee, be delivered and accepted electronically. Signatures also may be electronic unless otherwise determined by the Committee.

13.19 Agreement. As a condition to the grant of an Award, if requested by the Partnership and the lead underwriter of any public offering of the Units (the “Lead Underwriter”), a Participant shall irrevocably agree not to Transfer, grant any option to purchase, otherwise transfer the economic risk of ownership in, make any short sale of, or contract to do any of the foregoing with respect to, any interest in any Units or any securities convertible into, derivative of, or exchangeable or exercisable for Units, or any other rights to purchase or acquire Units during such period of time as the Lead Underwriter shall specify (the “Lock-up Period”). The Participant shall further agree to sign such documents as may be requested by the Lead Underwriter to effect the foregoing and agree that the Partnership may impose stop-transfer instructions with respect to Units acquired pursuant to an Award until the end of such Lock-up Period.

ARTICLE XIV

TERM OF PLAN

No Award shall be granted on or after the tenth anniversary of the Effective Date, provided that Awards granted prior to such tenth anniversary may extend beyond that date in accordance with the terms of the Plan.